UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts	01104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2016, our newly formed subsidiary, BTI Tools, LLC, a Delaware limited liability company, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Taylor Brands, LLC, a Tennessee limited liability company (“Taylor”), and the members of Taylor set forth therein (collectively, the “Members”), pursuant to which we will acquire (the “Transaction”) substantially all of the assets of Taylor.

Pursuant to the terms of the Asset Purchase Agreement, we will acquire substantially all of the assets of Taylor for an aggregate of $85 million in cash, subject to certain adjustments as set forth in the Asset Purchase Agreement. The Transaction, which is expected to close in August, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Asset Purchase Agreement contains other provisions, covenants, representations, and warranties made by us, Taylor, and the Members that are typical in transactions of this size, type, and complexity.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.10 and is incorporated by reference into this Item 1.01. The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. The Asset Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about us, Taylor, or the Members. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing of the Asset Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between us, Taylor, and the Members rather than for establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about us, Taylor, or the Members.

Item 8.01. Other Events.

On July 18, 2016, we issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.10*	Asset Purchase Agreement, dated July 15, 2016, by and among BTI Tools, LLC, Taylor Brands, LLC, and the Members named therein

99.1	Press release from Smith & Wesson Holding Corporation, dated July 18, 2016, entitled “Smith & Wesson’s Battenfeld Technologies to Acquire Taylor Brands”

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016	SMITH & WESSON HOLDING CORPORATION

	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

2.10*	Asset Purchase Agreement, dated July 15, 2016, by and among BTI Tools, LLC, Taylor Brands, LLC, and the Members named therein

99.1	Press release from Smith & Wesson Holding Corporation, dated July 18, 2016, entitled “Smith & Wesson’s Battenfeld Technologies to Acquire Taylor Brands”

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.